Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission (the “Report”) of Nuveen Long/Short Commodity Total Return Fund (the “Fund”) and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Chief Financial Officer of the Manager of the Fund, hereby certifies, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated as of this 20th day of March, 2013.

/s/ Stephen D. Foy
Stephen D. Foy Chief Financial Officer (Principal Financial Officer) Nuveen Commodities Asset Management, LLC, Manager of the registrant

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.